Exhibit 99.1

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of the CoBiz Employees 401(k) Plan (the “Plan”), hereby certifies that the Annual Report on Form 11-K for the year ended December 31, 2002 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 23, 2003	/s/	Darrell Schulte
Darrell Schulte
Chairman of Advisory Committee